EXHIBIT 10.19

Freddie Mac Loan Numbers: 70864428 and 708644090
Freddie Mac Deal Number: 150801
Freddie Mac Rollup Number: 504194674

GUARANTY

(MULTISTATE)

(Revised 3-1-2014; Specifically Modified 5-27-2015)

THIS GUARANTY (“Guaranty”) is entered into to be effective as of August 26, 2015, by Steadfast Apartment REIT, Inc., a Maryland corporation (“Guarantor”, collectively if more than one), for the benefit of PNC Bank, National Association, a national banking association (together with its successors and/or assigns, “Lender”).

RECITALS

A.
STAR Delano, LLC and STAR Meadows, LLC (the “Borrower” collectively, if more than one) has established a credit facility with Lender in the maximum aggregate principal amount of Three Hundred Fifty Million and No/100 Dollars ($350,000,000.00) (the “Loan”), pursuant to that certain Credit Agreement of even date herewith, by and between Borrower and Lender (the “Credit Agreement”). Borrower, together with any Proposed Borrower that joins in the Credit Agreement, are hereinafter referred to collectively as “Borrower”. The Loan will be evidenced by a Multifamily Revolving Credit Note (Multistate Adjustable Rate) from Borrower to Lender dated effective as of the effective date of this Guaranty (as amended, modified, increased or supplemented from time to time, the “Note”). The Note will be secured by a Multifamily Mortgage/Deed of Trust/Deed to Secure Debt (as amended, modified, increased or supplemented from time to time, individually and collectively the “Security Instrument”) for each Mortgaged Property, as defined in the Credit Agreement. In addition to a Security Instrument, Borrower shall also enter into a Multifamily Loan and Security Agreement with Lender in connection with each Mortgaged Property (as amended, modified, increased or supplemented from time to time, individually a “Loan Agreement” and collectively the “Loan Agreements”). The term “Mortgaged Property” shall hereinafter include all of the Mortgaged Properties, unless otherwise noted.

B.	As a condition to making the Loan to Borrower, Lender requires that Guarantor execute this Guaranty.

C.	Guarantor has a direct or indirect ownership or other financial interest in Borrower and/or will otherwise derive a material benefit from the making of the Loan.

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AGREEMENT

NOW, THEREFORE, in order to induce Lender to make the Loan to Borrower, and in consideration thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

1.
Defined Terms. The terms “Attorneys’ Fees and Costs”, “Indebtedness”, “Loan Documents”, “Maturity Date”, and “Property Jurisdiction”, and other capitalized terms used but not defined in this Guaranty, will have the meanings assigned to them in the Credit Agreement.

2.	Scope of Guaranty.

(a)	Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Lender each of the following:

(i)	Guarantor guarantees the full and prompt payment when due, whether at the Maturity Date or earlier, by reason of acceleration or otherwise, and at all times thereafter, of each of the following:

(A)	Guarantor guarantees a portion of the Indebtedness equal to 0% of the original principal balance of the Note (“Base Guaranty”).

(B)	In addition to the Base Guaranty, Guarantor guarantees all other amounts for which Borrower is personally liable under Sections 9(c), 9(d) and 9(f) of the Note.

(C)	Guarantor guarantees all costs and expenses, including reasonable Attorneys’ Fees and Costs incurred by Lender in enforcing its rights under this Guaranty.

(ii)
Guarantor guarantees the full and prompt payment and performance of and/or compliance with all of Borrower’s obligations under Sections 6.12 and 10.02(b) of the Loan Agreements when due and the accuracy of Borrower’s representations and warranties under Section 5.05 of the Loan Agreements.

(iii)
Guarantor guarantees the full and prompt payment and performance of, and compliance with, Borrower’s obligations under Section 6.09(e)(v) of any Loan Agreement to the extent Property Improvement Alterations (as such term is defined in any Loan Agreement) have commenced and remain uncompleted.

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(b)	If the Base Guaranty stated in Section 2(a)(i)(A) is 100% of the original principal balance of the Note, then the following will be applicable:

(i)
The Base Guaranty will mean and include, and Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Lender, the full and complete prompt payment of the entire Indebtedness, the performance of and/or compliance with all of Borrower’s obligations under the Loan Documents when due, and the accuracy of Borrower’s representations and warranties contained in the Loan Documents.

(ii)
 For so long as the Base Guaranty remains in effect (there being no limit to the duration of the Base Guaranty unless otherwise expressly provided in this Guaranty), the obligations guaranteed pursuant to Sections 2(a)(i)(B) and 2(a)(i)(C) will be part of, and not in addition to or in limitation of, the Base Guaranty.

(c)	If the Base Guaranty stated in Section 2(a)(i)(A) is less than 100% of the original principal balance of the Note, then Section 2(b) will be completely inapplicable.

(d)
If Guarantor is not liable for the entire Indebtedness, then all payments made by Borrower with respect to the Indebtedness and all amounts received by Lender from the enforcement of its rights under the Loan Agreement and the other Loan Documents (except this Guaranty) will be applied first to the portion of the Indebtedness for which neither Borrower nor Guarantor has personal liability.

3.
Guarantor’s Obligations Survive Foreclosure. The obligations of Guarantor under this Guaranty will survive any foreclosure proceeding, any foreclosure sale, any delivery of any deed in lieu of foreclosure, and any release of record of any Security Instrument, and, in addition, the obligations of Guarantor relating to Borrower’s representations and warranties under Section 5.05 of the Loan Agreements, and Borrower’s obligations under Sections 6.12 and 10.02(b) of the Loan Agreements will survive any repayment or discharge of the Indebtedness, except as otherwise provided in Section 2.19 of the Credit Agreement. Notwithstanding the foregoing, if there is a release of a Mortgaged Property under Sections 2.10, 2.13.2 or 2.15 of the Credit Agreement (subject to the limitations as to the Borrower as set forth in Section 2.19 of the Credit Agreement) and if Lender has never been a mortgagee-in-possession of or held title to the Mortgaged Property which has been released (the “Released Property”), Guarantor will have no obligation under this Guaranty relating to Borrower’s representations and warranties under Section 5.05 of the applicable Loan Agreement or Borrower’s obligations relating to environmental matters under Sections 6.12 and 10.02(b) of the applicable Loan Agreement after the date of the release of record of the lien of the Security Instrument encumbering the Released Property.

4.	Guaranty of Payment and Performance. Guarantor’s obligations under this Guaranty constitute an unconditional guaranty of payment and performance and not merely a guaranty of collection.

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5.
No Demand by Lender Necessary; Waivers by Guarantor – All States Except California. The obligations of Guarantor under this Guaranty must be performed without demand by Lender and will be unconditional regardless of the genuineness, validity, regularity or enforceability of the Note, the Loan Agreements, or any other Loan Document, and without regard to any other circumstance which might otherwise constitute a legal or equitable discharge of a surety, a guarantor, a borrower or a mortgagor. Guarantor hereby waives, to the fullest extent permitted by applicable law, all of the following:

(a)
The benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and agrees that Guarantor’s obligations will not be affected by any circumstances, whether or not referred to in this Guaranty, which might otherwise constitute a legal or equitable discharge of a surety, a guarantor, a borrower or a mortgagor.

(b)
The benefits of any right of discharge under any and all statutes or other laws relating to a guarantor, a surety, a borrower or a mortgagor, and any other rights of a surety, a guarantor, a borrower or a mortgagor under such statutes or laws.

(c)
Diligence in collecting the Indebtedness, presentment, demand for payment, protest, all notices with respect to the Note and this Guaranty which may be required by statute, rule of law or otherwise to preserve Lender’s rights against Guarantor under this Guaranty, including notice of acceptance, notice of any amendment of the Loan Documents, notice of the occurrence of any default or Event of Default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, and notice of the incurring by Borrower of any obligation or indebtedness.

(d)	All rights to cause a marshalling of the Borrower’s assets or to require Lender to do any of the following:

(i)	Proceed against Borrower or any other guarantor of Borrower’s payment or performance under the Loan Documents (an “Other Guarantor”).

(ii)	Proceed against any general partner of Borrower or any Other Guarantor if Borrower or any Other Guarantor is a partnership.

(iii)	Proceed against or exhaust any collateral held by Lender to secure the repayment of the Indebtedness.

(iv)	Pursue any other remedy it may now or hereafter have against Borrower, or, if Borrower is a partnership, any general partner of Borrower.

(e)	Any right to object to the timing, manner or conduct of Lender’s enforcement of its rights under any of the Loan Documents.

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(f)	Any right to revoke this Guaranty as to any future advances by Lender under the terms of the Loan Agreements to protect Lender’s interest in the Mortgaged Property.

6.	Modification of Loan Documents. At any time or from time to time and any number of times, without notice to Guarantor and without affecting the liability of Guarantor, all of the following will apply:

(a)    Lender may extend the time for payment of the principal of or interest on the Indebtedness or renew the Indebtedness in whole or in part.

(b)    Lender may extend the time for Borrower’s performance of or compliance with any covenant or agreement contained in the Note, the Credit Agreement, the Loan Agreements or any other Loan Document, whether presently existing or entered into after the date of this Guaranty, or waive such performance or compliance.

(c)    Lender may accelerate the Maturity Date of the Indebtedness as provided in the Note, the Credit Agreement, the Loan Agreement, or any other Loan Document.

(d)    Lender and Borrower may modify or amend the Note, the Credit Agreement, the Loan Agreements, or any other Loan Document in any respect, including an increase in the principal amount.

(e)    Lender may modify, exchange, surrender or otherwise deal with any security for the Indebtedness or accept additional security that is pledged or mortgaged for the Indebtedness.

7.
Joint and Several Liability. The obligations of Guarantor (and each party named as a Guarantor in this Guaranty) and any Other Guarantor will be joint and several. Lender, in its sole and absolute discretion, may take any of the following actions:

(a)	Lender may bring suit against Guarantor, or any one or more of the parties named as a Guarantor in this Guaranty, and any Other Guarantor, jointly and severally, or against any one or more of them.

(b)	Lender may compromise or settle with Guarantor, any one or more of the parties named as a Guarantor in this Guaranty, or any Other Guarantor, for such consideration as Lender may deem proper.

(c)	Lender may release one or more of the parties named as a Guarantor in this Guaranty, or any Other Guarantor, from liability.

(d)	Lender may otherwise deal with Guarantor and any Other Guarantor, or any one or more of them, in any manner.

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No action of Lender described in this Section 7 will affect or impair the rights of Lender to collect from any one or more of the parties named as a Guarantor under this Guaranty any amount guaranteed by Guarantor under this Guaranty.

8.	INTENTIONALLY DELETED.

9.
Subordination of Borrower’s Indebtedness to Guarantor. Any indebtedness of Borrower held by Guarantor now or in the future is and will be subordinated to the Indebtedness and Guarantor will collect, enforce and receive any such indebtedness of Borrower as trustee for Lender, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

10.
Waiver of Subrogation. Guarantor will have no right of, and hereby waives any claim for, subrogation or reimbursement against Borrower or any general partner of Borrower by reason of any payment by Guarantor under this Guaranty, whether such right or claim arises at law or in equity or under any contract or statute, until the Indebtedness has been paid in full and there has expired the maximum possible period thereafter during which any payment made by Borrower to Lender with respect to the Indebtedness could be deemed a preference under the United States Bankruptcy Code.

11.
Preference. If any payment by Borrower is held to constitute a preference under any applicable bankruptcy, insolvency, or similar laws, or if for any other reason Lender is required to refund any sums to Borrower, such refund will not constitute a release of any liability of Guarantor under this Guaranty. It is the intention of Lender and Guarantor that Guarantor’s obligations under this Guaranty will not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.

12.
Financial Information and Litigation. Guarantor, from time to time upon written request by Lender, will deliver to Lender (a) such financial statements as Lender may reasonably require which are publicly available and (b) written updates on the status of all litigation proceedings that were disclosed or should have been disclosed by Guarantor as of the date of this Guaranty. If an Event of Default has occurred and is continuing, Guarantor will deliver to Lender upon written request copies of his or its (as applicable) state and federal tax returns.

13.
Assignment. Lender may assign its rights under this Guaranty in whole or in part and upon any such assignment, all the terms and provisions of this Guaranty will inure to the benefit of such assignee to the extent so assigned. The terms used to designate any of the parties in this Guaranty will be deemed to include the heirs, legal representatives, successors and assigns of such parties, and the term “Lender” will also include any lawful owner, holder or pledgee of the Note.

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14.
Complete and Final Agreement. This Guaranty and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements. There are no unwritten oral agreements between the parties. All prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged into this Guaranty and the other Loan Documents. Guarantor acknowledges that Guarantor has received a copy of the Note, the Credit Agreement and all other Loan Documents. Neither this Guaranty nor any of its provisions may be waived, modified, amended, discharged, or terminated except by a writing signed by the party against which the enforcement of the waiver, modification, amendment, discharge, or termination is sought, and then only to the extent set forth in that writing.

15.
Governing Law. This Guaranty will be governed by and enforced in accordance with the laws of the Commonwealth of Virginia, without giving effect to the choice of law principles of the Commonwealth of Virginia that would require the application of the laws of a jurisdiction other than the Commonwealth of Virginia.

16.
Jurisdiction; Venue. Guarantor agrees that any controversy arising under or in relation to this Guaranty may be litigated in the Commonwealth of Virginia, and that the state and federal courts and authorities with jurisdiction in the Commonwealth of Virginia will have jurisdiction over all controversies which will arise under or in relation to this Guaranty. Guarantor irrevocably consents to service, jurisdiction and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise. However, nothing in this Guaranty is intended to limit Lender’s right to bring any suit, action or proceeding relating to matters arising under this Guaranty against Guarantor or any of Guarantor’s assets in any court of any other jurisdiction.

17.
Guarantor’s Interest in Borrower. Guarantor represents to Lender that Guarantor has a direct or indirect ownership or other financial interest in Borrower and/or will otherwise derive a material financial benefit from the making of the Loan.

18.	Virginia Waiver. Guarantor waives the benefit of the provisions of Sections 49‑25 and 49-26 of the Code of Virginia (1950), as amended.

19.    Reserved.

20.	WAIVER OF TRIAL BY JURY.

(a)
GUARANTOR AND LENDER EACH COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS GUARANTY OR THE RELATIONSHIP BETWEEN THE PARTIES AS GUARANTOR AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY.

(b)	GUARANTOR AND LENDER EACH WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY

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SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

21.	Attached Riders. The following Riders, if marked with an “X” in the space provided, are attached to this Guaranty:

|__|    None

|__|    Material Adverse Change Rider

|X|    Minimum Net Worth/Liquidity Requirements Rider

|__|    Other ___________________________

22.	Attached Exhibit. The following Exhibit, if marked with an “X” in the space provided, is attached to this Guaranty:

|__|    Exhibit A

(Remainder of page intentionally left blank; signature pages follow.)

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IN WITNESS WHEREOF, Guarantor has signed and delivered this Guaranty under seal or has caused this Guaranty to be signed and delivered under seal by its duly authorized representative. Guarantor intends that this Guaranty will be deemed to be signed and delivered as a sealed instrument.

Signature Page Follows

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GUARANTOR:

STEADFAST APARTMENT REIT, INC., a Maryland corporation

By:	/s/ Ana Marie del Rio		(SEAL)
	Name:	Ana Marie del Rio
	Title:	Secretary

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(a)    Name and Address of Guarantor:

Name:	Steadfast Apartment REIT, Inc.
Address:	c/o Steadfast Companies
18100 Von Karman Avenue, Suite 500
Irving, California 92612
Attn: Ana Marie del Rio, General Counsel

(b)	Guarantor represents and warrants that Guarantor is:

[____] single
[____] married
[__X ] an entity

(c)    Guarantor represents and warrants that Guarantor’s state of incorporation is Maryland.

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RIDER TO GUARANTY

MINIMUM NET WORTH/LIQUIDITY

(Revised 3-1-2014)

The following changes are made to the Guaranty which precedes this Rider:

A.    Section 19 is deleted and replaced with the following:

19. Minimum Net Worth/Liquidity Requirements.

(a)	Guarantor must maintain the Minimum Net Worth and Liquidity in accordance with Section 2.18 of the Credit Agreement (collectively, the “Minimum Net Worth Requirement”).

(b)
In addition to the financial information that Guarantor is required to provide pursuant to Section 13 of this Guaranty and Section 2.18 of the Credit Agreement, annually within 90 days after the end of each fiscal year of the Guarantor, Guarantor must provide Lender with a written certification (“Guarantor Certification”) of the net worth and liquid assets of Guarantor, derived in accordance with customarily acceptable accounting practices. Guarantor must certify the Guarantor Certification under penalty of perjury as true and complete.

(c)	Within 45 days of receipt of Notice from Lender that Guarantor has failed to maintain the Minimum Net Worth Requirement, Guarantor must either:

(i)
cause one or more natural persons or entities who individually or collectively, as applicable, meet the Minimum Net Worth Requirement pursuant to Section 2.18 of the Credit Agreement and is/are acceptable to Lender, in its sole discretion, to execute and deliver to Lender a guaranty in the same form as this Guaranty, without any cost or expense to Lender; or

(ii)	deliver to Lender a letter of credit or other collateral acceptable to Lender in its discretion meeting the following conditions, as applicable:

(A)
If Guarantor supplies a letter of credit, the letter of credit must be in the form required by Lender and satisfy the requirements for Letters of Credit set forth in Section 11.15 of the Loan Agreement.

(B)	The letter of credit or other collateral must be in an amount equal to the greatest of:

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Minimum Net Worth/Liquidity

(X)	the positive difference, if any, obtained by subtracting the net worth identified in the Guarantor Certification from the Minimum Net Worth required pursuant to Section 2.18 of the Credit Agreement,

(Y)	the positive difference, if any, obtained by subtracting the liquid assets identified in the Guarantor Certification from the Liquidity required pursuant to Section 2.18 of the Credit Agreement, and

(Z)    $100,000.

(d)	Lender will hold the letter of credit or other collateral until one of the following occurs:

(i)    Lender has a claim against Guarantor, in which case Lender will be entitled to draw on the letter of credit and apply the proceeds or the other collateral to such claim(s), in Lender’s sole discretion.

(ii)    Lender returns the letter of credit or other collateral to Guarantor pursuant to Section (e).

(e)
Provided no Event of Default then exists, Guarantor will be entitled to request a return of the unused portion, if any, of the letter of credit or other collateral in the event Guarantor delivers to Lender evidence in form and substance reasonably satisfactory to Lender, including a Guarantor Certification, that Guarantor has satisfied the Minimum Net Worth Requirement.

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Minimum Net Worth/Liquidity